EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Avici Systems Inc. pertaining to the Avici Systems Inc. 2000 Non-Employee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan of our report dated March 18, 2003, with respect to the consolidated financial statements and schedule of Avici Systems Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 9, 2003